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                                                                     Exhibit 5.1

June 12, 2002

CONSOL Energy Inc.
Consol Plaza
1800 Washington Road
Pittsburgh, PA 15241-1421

     Re: CONSOL Energy Inc.; Registration Statement on Form S-4, Registration No. 333-89152

Gentlemen:

     We have acted as counsel to CONSOL Energy Inc., a corporation organized under the laws of Delaware (the "Company"), in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), by the Company, as issuer, and Conrhein Coal Company, a Pennsylvania partnership, CONSOL Financial Inc., a Delaware corporation, CONSOL of Kentucky Inc., a Delaware corporation, CONSOL Pennsylvania Coal Company, a Delaware corporation, Consolidation Coal Company, a Delaware corporation, Consolidation Coal Sales Company, a Delaware corporation, Eighty-Four Mining Company, a Pennsylvania corporation, Fairmont Supply Company, a Delaware corporation, IC Coal Inc., a Delaware corporation, Island Creek Coal Company, a Delaware corporation, McElroy Coal Company, a Delaware corporation, and Rochester & Pittsburgh Coal Company, a Pennsylvania corporation, as guarantors (the "Guarantors"), relating to the proposed issuance by the Company of up to $250,000,000 in aggregate principal amount of its 7.875% Notes Due 2012 (the "Notes") in exchange for an equal principal amount of its 7.875% Notes due 2012 that had been issued by the Company in transactions exempt from the registration requirements of the Securities Act.

     The Notes are to be issued pursuant to an indenture, dated as of March 7, 2002, among the Company, as issuer, the Guarantors and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"), as supplemented by a supplemental indenture, dated March 7, 2002 (the indenture, as so supplemented, referred to herein as the "Indenture").

     In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Indenture. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, certificates of public officials, powers of attorney, governmental orders and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Company and each of the Guarantors and of their respective officers, directors and other representatives.

     We express no opinion as to the law of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Commonwealth of Pennsylvania. Insofar as our opinions concern the law of the Commonwealth of Pennsylvania, we have relied upon the opinion of Samuel
P. Skeen, Esq., Senior Counsel, CONSOL Energy Inc. which is attached hereto, and
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our opinion is subject to the qualifications and assumptions set forth in such opinion, which are incorporated herein. The opinions set forth below are based on the laws, rules or regulations, as the case may be, in effect on the date hereof.

     Based upon and subject to the forgoing, we are of the opinion that:

     1. The Notes have been duly authorized by the Company, and when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and issued in accordance with the term of the Indenture, will be validly issued and will constitute valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the rights and remedies of creditors generally and general principles of equity.

     2. Each Subsidiary Guarantee (as defined in the Indenture) has been duly and validly authorized, executed and delivered by each of the Guarantors and is the valid and binding obligation of each of them, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the rights and remedies of creditors generally and general principles of equity.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us contained under the heading "Legal Matters" in the Prospectus which forms part of the Registration Statement. In giving the foregoing consent to being referenced under the heading "Legal Matters," we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ PIPER RUDNICK LLP
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                                 June 11, 2002


Piper Rudnick LLP
1251 Avenue of the Americas
New York, New York 10020

     Re:  Exchange Offer of $250,000,000 of 7.875%
          Notes due in 2012 by CONSOL Energy Inc.

Gentlemen:

     I am Senior Counsel to CONSOL Energy Inc., a Delaware corporation (the "Company"), and am rendering this opinion in connection with the proposed exchange offer (the "Exchange Offer") pursuant to the Registration Statement on From S-4 (SEC File No. 333-89152) filed under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission on May 24, 2002 (the "Registration Statement"), by the Company to exchange $250,000,000 principal amount of its 7.875% notes dues 2012 (the "Exchange Notes"), under an Indenture, dated March 7, 2002, by and among the Company, the Guarantor Subsidiaries, as defined therein, and The Bank of Nova Scotia Trust Corporation of New York, as Trustee, as modified and supplemented by Supplement No. 1, thereto (the Indenture as so supplemented, the "Indenture").

     In preparing this opinion I have examined originals or copies, certified or otherwise identified to my satisfaction, of such of the corporate and/or partnership records, and other instruments as I have deemed necessary or appropriate for the purposes of rendering this opinion, including: (a) the Certificate of Incorporation, as amended, of each of Eighty Four Mining Company, a Pennsylvania corporation, and Rochester & Pittsburgh Coal Company, a Pennsylvania corporation (collectively, the "Corporate Guarantors"); (b) the Corporate Guarantors' by-laws, as amended; (c) the minutes of meetings or written consents of the Board of Directors of the Corporate Guarantors; (d) the written consent by the Partners of Conrhein Coal Company ("Conrhein" and together with the Corporate Guarantors, the "Guarantors"), a Guarantor Subsidiary; (e) the Partnership Agreement of Conrhein; (f) the Indenture; (g) the form of securities contained in the Indenture; and (h) certificates of officers of the Guarantors.

     In connection with this opinion, I have relied upon originals or copies, certified or otherwise identified to my satisfaction, of such documents, certificates of public officials, corporate or partnership records and instruments as was provided to me. In preparing this opinion I have assumed the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity of all copies to originals. In addition, in making my examination of documents executed by parties other than the Company or the Guarantors, I have assumed that such other parties have the power to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action and due execution and delivery by such other parties of such documents and the validity and binding effect thereof with respect to such parties.

     I am a member of the Bar of the Commonwealth of Pennsylvania and I express no opinion as to the laws of any other jurisdiction.
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     Based upon, and subject to, the foregoing and the further assumptions and qualifications discussed below, it is my opinion that:

     1. Eighty-Four Mining Company and Rochester & Pittsburgh Coal Company each is a corporation duly incorporated under the laws of the Commonwealth of Pennsylvania, and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     2. Conrhein Coal Company is a Pennsylvania validly existing general partnership and in good standing under the laws of the Commonwealth of Pennsylvania.

     3. The execution, delivery and issuance of the guarantees of the Exchange Notes by the Guarantors have been duly authorized by the Guarantors and when issued in accordance with the terms of the Indenture (including the due authentication of the Exchange Notes by the Trustee) and the Exchange Offer, will constitute valid and binding obligations of the Guarantors. The Corporate Guarantors have the corporate power and authority and Conrhein has the power and authority under its Partnership Agreement and Pennsylvania law applicable to partnerships to enter into and consummate the transactions contemplated by the Indenture and the Exchange Offer.

     I understand that you will rely on this opinion in providing your opinion to be included as an exhibit to Amendment No. 1 to the Registration Statement. I hereby consent to such reliance.

Very truly yours,

/s/ Samuel P. Skeen

cc:  D. L. Fassio